Exhibit 99.1

ADDITIONAL RISK FACTORS

Investing in our common stock is highly speculative and involves risks. You should carefully consider the additional risk factors below as well as the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and any registration statements that we file with the Securities and Exchange Commission. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the Securities and Exchange Commission after the date of this Form 8-K.

Because there is substantial doubt about our ability to continue as a going concern for a reasonable period of time, an investment in our common stock is highly speculative; holders of our common stock could suffer a total loss of their investment.

The Company anticipates that existing cash resources will be depleted by the end of 2022 or sooner. Although the Company’s board of directors determined in late October 2022 that the Company will not make certain payments with respect to several of its equipment and other financings, including its bridge promissory notes, the additional liquidity created by such measures may be insufficient. In addition, the creditors under such debt facilities may exercise remedies following any applicable grace periods, including electing to accelerate the principal amount of the indebtedness, suing the Company for nonpayment or taking action with respect to collateral where applicable. Any such creditor actions may result in events of default under the Company’s other indebtedness agreements, including its two series of convertible notes due 2025, and the potential exercise of remedies by the creditors under such agreements. As a result, the Company is in the process of exploring a number of potential strategic alternatives with respect to the Company’s corporate or capital structure, including hiring strategic advisers, raising additional capital or restructuring its existing capital structure. The Company has begun to engage in discussions with certain of its creditors regarding these initiatives. The Company expects these activities will continue and intensify. Among possible alternatives, the Company may explore liability management transactions, including exchanging its existing debt for equity or additional debt, which transactions may be dilutive to holders of the Company’s common stock. These discussions may not result in any agreement on commercially acceptable terms or at all. Furthermore, the Company may seek alternative sources of equity or debt financing, delay capital expenditures or evaluate potential asset sales, and potentially could seek relief under the applicable bankruptcy or insolvency laws. In the event of a bankruptcy proceeding or insolvency, or restructuring of our capital structure, holders of the Company’s common stock could suffer a total loss of their investment.

Due to these factors, substantial doubt exists about the Company’s ability to continue as a going concern for a reasonable period of time. An investment in our common stock is highly speculative.

Our substantial level of indebtedness and our current liquidity constraints could adversely affect our financial condition and our ability to service our indebtedness, which could negatively impact your ability to recover your investment in the common stock.

We have a substantial amount of indebtedness, which requires significant interest payments. As of September 30, 2022, we and our subsidiaries had approximately $1 billion aggregate principal amount of indebtedness outstanding. Our substantial level of indebtedness and the current constraints on our liquidity could have important consequences, including the following:

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we must use a substantial portion of our cash flow from operations to pay interest and principal on our indebtedness, which reduces or will reduce funds available to us for other purposes such as working capital, capital expenditures, other general corporate purposes and potential acquisitions;

•	our ability to refinance such indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

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our leverage may be greater than that of some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in responding to current and changing industry and financial market conditions;

•	there are significant constraints on our ability to generate liquidity through incurring additional debt; and

•	we may be more vulnerable to economic downturn and adverse developments in our business.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the agreements governing our indebtedness. To the extent new indebtedness is added to our debt levels, including as a result of satisfying interest payment obligations on certain of our indebtedness with payments-in-kind, the related risks that we now face could intensify. If we are unable to comply with our covenants under our indebtedness, our liquidity may be further adversely affected.

Our ability to meet our expenses, to remain in compliance with our covenants under our debt instruments and to make future principal and interest payments in respect of our debt depends on, among other factors, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors. We are not able to control many of these factors. Given current industry and economic conditions, our cash flow may not be sufficient to allow us to pay principal and interest on our debt and meet our other obligations.

For example, in late October 2022, the board of directors of the Company determined that the Company will not make payments with respect to several of its equipment and other financings, including its bridge promissory notes. The creditors under these debt facilities may exercise remedies following any applicable grace periods, including electing to accelerate the principal amount of the indebtedness, suing the Company for nonpayment or taking action with respect to collateral where applicable. In addition, if the holders of certain of these debt instruments were to accelerate their obligations, such acceleration would trigger events of default under our convertible notes. We may seek waivers or other relief from the creditors under certain of our indebtedness agreements with respect to any events of default; however there is no guarantee that any such efforts will be successful. If certain creditors were to accelerate and we were not able to refinance such indebtedness, such acceleration could have an adverse effect on the Company and could ultimately force the Company into bankruptcy or liquidation. In the event of a bankruptcy or liquidation, the claims in respect of indebtedness rank senior to claims of an equity holder, and the holders of common stock could suffer a total loss on their investment.

The agreements governing our indebtedness contain covenants that may limit our ability to take advantage of certain business opportunities advantageous to us.

The agreements governing our indebtedness contain various covenants that limit our ability to, among other things:

•	pay dividends or make other distributions to our stockholders;

•	make restricted payments;

•	incur liens;

•	engage in transactions with affiliates;

•	modify certain material contracts; and

•	enter into business combinations.

These restrictions could limit our ability to obtain future financing, make acquisitions, fund needed capital expenditures, withstand economic downturns in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. At the same time, the covenants in the instruments governing our indebtedness may not provide investors with protections against transactions they may deem undesirable.

If our cash flows prove inadequate to service our debt and provide for our other obligations, we may be required to refinance all or a portion of our existing debt or future debt at terms unfavorable to us.

Our ability to make payments on and refinance our debt and other financial obligations and to fund our capital expenditures and acquisitions will depend on our ability to generate substantial operating cash flow. This will depend on our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors beyond our control.

In addition, our debt obligations require us to repay or refinance our obligations when they come due. If our cash flows were to prove inadequate to meet our debt service, rental and other obligations in the future, we may be required to refinance all or a portion of our existing or future debt, on or before maturity, to sell assets or to obtain additional financing. We cannot give assurance that we will be able to refinance any of our indebtedness, sell any such assets, or obtain additional financing on commercially reasonable terms or at all.